Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2021 relating to the consolidated financial statements of Citizens Financial Group, Inc. and the effectiveness of Citizens Financial Group, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Citizens Financial Group, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 15, 2021